Exhibit 4.1

VOID AFTER 5:00 P.M., NEW YORK, NEW YORK LOCAL TIME ON MARCH 31, 2016.

THE WARRANTS EVIDENCED HEREBY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF (COLLECTIVELY, THE “SECURITIES”) HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO INTELLICELL BIOSCIENCES, INC. THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

INTELLICELL BIOSCIENCES, INC.

COMMON STOCK PURCHASE WARRANT CERTIFICATE

Certificate No. IBNY2011-___
June 3, 2011

This Warrant Certificate certifies that __________ having an address at_____________ or its permitted transferees (the “Holder”) is the registered holder of _____________ warrants (the “Warrants”) to purchase shares of the common stock, $0.001 par value (the “Common Stock”) of IntelliCell Biosciences, Inc., a Nevada corporation (the “Company”).

The Warrants represented by this Warrant Certificate were issued pursuant to that certain Subscription Agreement (the “Subscription Agreement”), by and among the Company and the Holder pursuant to which the Company sold units (the “Units”) to the Holder. Each Unit consisted of (i) a $50,000 principal amount Subordinated Convertible Note, plus (ii) a detached Common Stock Purchase Warrant to purchase 57,143 shares of Common Stock.

1. EXERCISE OF WARRANT.

(A)This Warrant enables the Holder, subject to the provisions of this Warrant
Certificate, to purchase from the Company at any time and from time to time commencing on the date hereof (the “Initial Exercise Date”) through and including 5:00 P.M., New York local time on March 31, 2016 (the “Expiration Date”) ___________fully paid and non-assessable shares of Common Stock (the “Warrant Shares”) upon due presentation and surrender of this Warrant Certificate accompanied by the purchase form attached hereto duly executed and payment of the purchase price of $0.88 per Warrant Share (the “Exercise Price”). Payment of the Exercise Price shall be made in lawful money of the United States of America, in cash or by certified or official bank check payable to the order of the Company at its principal office at 30 East 76th Street, New York, NY 10021. As hereinafter provided, the Exercise Price and number of Warrant Shares purchasable upon the exercise of the Warrants are subject to modification or adjustment upon the happening of certain events.

(B) In addition to permitting the payment of the Exercise Price in cash, the
Holder may at any time after the Common Stock shall be publicly traded, surrender to the Company for cancellation, in lieu of cash for the Exercise Price, all or a portion of the Warrants represented hereby and receive in exchange therefor such number of Warrant Shares as shall equal the difference between the Fair Market Value per share of the Common Stock (determined in accordance with the next sentence) and the Exercise Price then in effect, multiplied by the quotient obtained by dividing the number of Warrants tendered by such Fair Market Value per share of Common Stock; provided, however, cashless exercise shall not be available to the Holder and such Holder must exercise this Warrant in cash if at the time of exercise, the Warrant Shares may be freely resold immediately without restriction (pursuant to a registration statement or Rule 144). “Fair Market Value” of the Common Stock means, as of the exercise date: (i) if the Common Stock is listed on a national securities exchange or The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on the last trading day preceding such date, as reported by the exchange or applicable NASDAQ market, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market, but is traded in the OTC Bulletin Board or other over-the-counter market, the closing bid price of the Common Stock on the last trading day preceding such date for which such quotations are reported by the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Company shall determine, in good faith. The Fair Market Value of a surrendered portion of the Warrant means, as of the exercise date, an amount equal to the excess of the total fair market value of the shares of Common Stock which would be issuable on exercise of the surrendered portion of the Warrant (assuming the Exercise Price was paid in cash) over the total Exercise Price of such shares of Common Stock which would be so issuable on exercise of the surrendered portion of the Warrant (assuming the Exercise Price was paid in cash).

2. EXCHANGE, FRACTIONAL SHARES, TRANSFER.

(A) Upon its surrender to the Company, this Warrant Certificate may be exchanged for another Warrant Certificate or Warrant Certificates evidencing a like aggregate number of Warrants. If less than all of the Warrants shall be exercised, the Holder shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates evidencing the number of Warrants not exercised.
(B) Anything herein to the contrary notwithstanding, in no event shall the Company be obligated to issue Warrant Certificates evidencing other than a whole number of Warrants, or issue certificates evidencing other than a whole number of Warrant Shares upon the exercise of the Warrants; provided, however, if, upon the exercise of some or all of the Warrants, the Holder shall be entitled to receive a fractional Warrant Share, then the Company shall pay with respect to any such fraction of a Warrant Share an amount of cash based upon the fair market value of a share of Common Stock, determined in accordance with Section 8(H) hereof.

(C) The Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute true and lawful owner hereof for all purposes whatsoever.

(D) The Warrants may not be transferred except in compliance with the provisions of the Securities Act and applicable state securities laws and in accordance with the provisions of Section 10 hereof.

3. RIGHTS OF A HOLDER. No Holder shall be deemed to be the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or to give or withhold consent to any corporate action (whether upon any reorganization, issuance of stock, reclassification or conversion of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings or to receive dividends or subscription rights or otherwise until a Warrant shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become issuable.

4. REGISTRATION OF TRANSFER. The Company shall maintain books for the transfer and registration of Warrants. Any transfer of any Warrant shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the Holder, at the principal executive office of the Company, together with all agreements and opinions required pursuant to Section 10 (in form and substance reasonably satisfactory to the Company). Thereupon, the Company shall issue in the name or names specified by the Holder and, in the event of a transfer of less then all of the Warrants, in the name of the Holder, a new Warrant Certificate or Warrant Certificates evidencing Warrants to purchase such number of Warrant Shares as shall be equal to the number of Warrant Shares then purchasable hereunder. The Warrant Certificates shall be signed manually by an officer of the Company. Warrant Certificates may be exchanged at the option of the Holder, when surrendered at the office of the Company, for another Warrant Certificate, or other Warrant Certificates of different denominations, of like tenor and representing in the aggregate Warrants to purchase a like number of Warrant Shares. Subject to the terms of this Warrant Certificate, upon exercise of Warrants as provided in Section 1, the Company shall issue and deliver with all reasonable dispatch to or upon the written order of the Holder of such Warrants and in such name or names as such Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Warrant Shares as of the date of the surrender of such Warrants accompanied by the duly executed purchase form and payment of the Exercise Price; provided, however, that if, at such date, the transfer books of the Common Stock shall be closed, the certificates for the Warrant Shares shall be issuable as of the date on which such books shall be reopened and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than twenty (20) consecutive days.

5. STAMP TAX. The Company will pay any documentary stamp taxes attributable to the initial issuance of the Warrant Shares issuable upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrant Certificates or certificates for Warrant Shares in a name other than that of the Holder, and in such case the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant Certificate until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s satisfaction that such tax has been paid.

6. LOST, STOLEN OR MUTILATED CERTIFICATES. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

7. RESERVED SHARES. The Company warrants that there have been reserved, and covenants that at all times in the future it shall keep reserved, out of the authorized and unissued Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant Certificate. The Company agrees that all Warrant Shares issuable upon exercise of the Warrants shall be, at the time of delivery of the certificates for such Warrant Shares, validly issued and outstanding, fully paid and non-assessable and that the issuance of such Warrant Shares will not give rise to preemptive rights in favor of existing stockholders.

8. ANTI-DILUTION PROVISIONS.

(A) Dividends. If the Company shall subdivide the Common Stock, by split- up or otherwise, combine the Common Stock or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, then the number of shares issuable on the exercise of each Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend and proportionately decreased in the case of a combination, and the Exercise Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.
(B)Certain Transactions. If, at any time while the Warrants are outstanding, there shall be any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 8(A) hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale, or conveyance, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Exercise Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

(C)Adjustments to Exercise Price. If at any time after the date of issuance hereof the Company shall issue any shares of Common Stock, or issue any rights or options for the purchase of, or stock or other securities convertible into, Common Stock (such rights, options and convertible stock or securities being herein collectively referred to as “Convertible Securities”) other than:

(i) shares issued in a transaction described in Subsection (D) of this Section 8; or

(ii) shares issued in transactions to which Subsections (A) or (B) of this Section 8 apply;

for a consideration per share (based on a determination of the value thereof pursuant to Section 8(E) hereof) (the “New Issuance Price”) that is less than the Exercise Price in effect immediately prior to such issuance (the “Applicable Exercise Price”), the Applicable Exercise Price shall, simultaneously with such issuance, be reduced to an amount equal to the New Issuance Price.

(D)Exclusions. Anything in this Section 8 to contrary notwithstanding, no adjustment in the Exercise Price shall be made in connection with any of the following:

(i) the issuance of any Convertible Securities (or the exercise or conversion thereof) pursuant to the Company’s Stock Award Plan or any other bona fide employee benefit plan or incentive arrangement heretofore adopted by the Company’s Board of Directors, as may be amended from time to time, or under any other bona fide employee benefit plan hereafter adopted by the Company’s Board of Directors;

(ii) the issuance of any shares of Common Stock pursuant to the exercise or conversion of Convertible Securities outstanding as of the date hereof, or pursuant to the exercise or conversion of the Warrants; or

(iii) the issuance of any securities of the Company in one or more offerings of Company securities at a price per share less than the Exercise Price resulting in no more than $500,000 of net proceeds in the aggregate to the Company.

In addition, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least two cents ($0.02) in such price; provided, however, any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder.

(E)Calculation of Value of Consideration. For the purpose of Subsection (C)

above, the following provisions shall also apply:

(i) In case of the issuance of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares, after deducting therefrom any commissions, compensations or other expenses paid or incurred by the Company for any underwriting or placement of, or otherwise in connection with the issuance or sale of such shares.

(ii) In case of the issuance of Convertible Securities, the consideration received by the Company therefor shall be deemed to be the gross amount of cash calculated in accordance with subsection (E)(i) above, if any, received by the Company for the issuance of such rights or Convertible Securities, plus the minimum amounts of cash and fair value of other consideration, if any, payable to the Company upon the exercise of such rights or options or payable to the Company on conversion of such Convertible Securities.

(iii) In the case of the issuance of shares of Common Stock for a consideration in whole or in part, other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof); provided, however, that if such consideration consists of the cancellation of debt issued by the Company, the consideration shall be deemed to be the amount the Company received upon issuance of such debt (net proceeds) plus accrued interest and, in the case of original issue discount or zero coupon indebtedness, accreted value to the date of such cancellation, but not including any premium or discount at which the debt may then be trading or which might otherwise be appropriate for such class of debt.
(iv)In case of the issuance of shares of Common Stock upon the conversion or exchange of any obligations (other than Convertible Securities), the amount of the consideration received by the Company for such Common Stock shall be deemed to be the consideration received by the Company for such obligations or shares so converted or exchanged, before deducting from such consideration so received by the Company any expenses or commissions or compensations incurred or paid by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such obligations or shares, plus any consideration received by the Company in connection with such conversion or exchange other than a payment in adjustment of interest and dividends. If obligations or shares of the same class or series of a class as the obligations or shares so converted or exchanged have been originally issued for different amounts of consideration, then the amount of consideration received by the Company upon the original issuance of each of the obligations or shares so converted or exchanged shall be deemed to be the average amount of the consideration received by the Company upon the original issuance of all such obligations or shares. The amount of consideration received by the Company upon the original issuance of the obligations or shares so converted or exchanged and the amount of the consideration, if any, other than such obligations or shares, received by the Company upon such conversion or exchange shall be determined in the same manner as provided in Subsections (E)(i) and (E)(iii) above with respect to the consideration received by the Company in case of the issuance of additional shares of Common Stock or Convertible Securities.

(v)All calculations under this Section 8(E) shall be made to the nearest cent.

(F) Deemed Issuances of Common Stock. For purposes of the adjustments provided for in Subsection (C) above, if at any time, the Company shall issue any Convertible Securities, the Company shall be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of shares of Common Stock issuable upon exercise or conversion of the total amount of such Convertible Securities.

(G) Readjustments of Exercise Price. On the expiration, cancellation or redemption of any Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be readjusted to such Exercise Price as would have been obtained (a) had the adjustments made upon the issuance or sale of such expired, cancelled or redeemed Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered upon the exercise or conversion of such Convertible Securities (and the total consideration received therefor) and (b) had all subsequent adjustments been made only on the basis of the Exercise Price as readjusted under this Subsection (G) for all transactions (which would have affected such adjusted Exercise Price) effected after the issuance or sale of such Convertible Securities.

(H) Fair Market Value. For purposes of (i) payments for fractional Warrant Shares pursuant to Section 2 hereof, and (ii) any adjustments to the Exercise Price pursuant to Section 8(C) hereof, the fair market value of a share of Common Stock on the date of any fractional share payment, or any issuance as contemplated by Section 8(C), as applicable (for purposes of this subsection only, the “date of inquiry”), shall be the arithmetical average of the following prices for such of the twenty (20) business days immediately preceding the date of inquiry as shall be available):

(i) if the Common Stock is listed on a national securities exchange or The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market, the last sale price on such day or, if there shall have been no sale on such day, the average of the closing bid and asked prices on such exchange or national market on such day; or

(ii) if (i) shall not apply but the Common Stock shall be quoted on the OTC Bulletin Board or be quoted by three brokers regularly making a market in such shares in the over-the- counter market, the average of the closing bid and asked prices on such day, furnished by any member of Financial Industry Regulatory Authority, Inc. selected by the Company for that purpose; or

(iii) if none of (i) or (ii) shall apply, the fair market value of the Common Stock shall be reasonably determined by the Board of Directors of the Company in its sole discretion.

(I) Notice of Adjustments. Upon any adjustment of the Exercise Price, then and in each such case the Company shall promptly deliver a notice to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise hereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of the Warrants, this Warrant Certificate may continue to express the same price and number and kind of shares.

(J) Adjustments Upon Certain Distributions of Assets. In case the Company shall hereafter distribute to the holders of its Common Stock assets (excluding cash dividends or distributions and dividends or distributions referred to in Section 8(A)), then the Exercise Price in effect thereafter shall be reduced to a price determined by dividing (i) an amount equal to (x) the number of shares of Common Stock Equivalents Outstanding (as defined below), multiplied by the Exercise Price in effect immediately prior to such event minus (y) the fair market value (as determined in good faith by the Company’s Board of Directors) of said assets so distributed, by (ii) the total number of shares of Common Stock Equivalents Outstanding. Such adjustment shall be made and shall be effective whenever any such distribution is made. “Common Stock Equivalents Outstanding” shall mean the number of shares of Common Stock that is equal to the sum of (xx) all shares of Common Stock that are outstanding at the time in question, plus (yy) all shares of Common Stock issuable, directly or indirectly, upon conversion or exercise of all shares of preferred stock, other stock, and other securities convertible into or exchangeable or exercisable, directly or indirectly, for shares of Common Stock that are outstanding at the time in question.

9. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.

(A)The Holder agrees that (a) no public distribution of Warrants or Warrant
Shares will be made in violation of the Securities Act, and (b) during such period as the delivery of a prospectus with respect to Warrants or Warrant Shares may be required by the Securities Act, no public distribution of Warrants or Warrant Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section 10 of the Securities Act and in compliance with applicable state securities laws. The Holder further agrees that if any distribution of any of the Warrants or Warrant Shares is proposed to be made by him otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed distribution will not be in violation of the Securities Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his written agreement to accept and be bound by all of the terms and conditions contained in this Warrant Certificate.

(B)The Warrants and the Warrant Shares or any other security issued or issuable upon exercise hereof may not be sold or otherwise disposed of except as follows:

(1) to a person who, in the opinion of counsel for the Holder (and reasonably acceptable to the Company), is a person to whom the Warrants or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 10 with respect to any resale or other disposition of such securities, which agreement shall be satisfactory in form and substance to the Company and its counsel; provided, that the foregoing shall not apply to the transfer of any such Warrants, Warrant Shares or other securities as to which such Holder shall have received an opinion letter from counsel to the Company as to the exemption thereof from registration under the Securities Act pursuant to Rule 144 under the Securities Act; or

(2) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition.

(C)Each certificate for Warrant Shares issued upon exercise of this Warrant shall bear a legend relating to the non-registered status of such Warrant Shares under the Securities Act, unless at the time of exercise of the Warrants such Warrant Shares are subject to a currently effective registration statement under the Securities Act.

10. MISCELLANEOUS.

(A)Law to Govern. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(B) Entire Agreement. This Warrant Certificate constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions whether express or implied, oral or written. Neither this Warrant Certificate nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by the Company and the holders of Warrants representing at least two-thirds of the shares of Common Stock then issuable upon exercise of the Warrants.

(C) Notices. Except as otherwise provided in this Warrant Certificate, all notices, requests, demands and other communications required or permitted under this Warrant Certificate or by law shall be in writing and shall be deemed to have been duly given, made and received only when delivered against receipt or when deposited in the United States mails, certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:

IntelliCell Biosciences, Inc. 30 East 76th Street

New York, NY 10021
Attention: Dr. Steven Victor

or at such other address or addresses as may have been furnished in writing by the Company to the Holder.

If to the Holder, to the address shown for the Holder in the registration book maintained by the Company.

(D) Severability. If any provision of this Warrant Certificate is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be inapplicable to the extent of such prohibition without invalidating the remaining provisions hereof; provided, however, that any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction; and provided, further that where the provisions of any such applicable law may be waived, that they hereby are waived by the Company and the Holder to the full extent permitted by law and to the end that this Warrant Certificate shall be deemed to be a valid and binding agreement in accordance with its terms.

(E) Notices of Record Date, Etc. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (including an asset distribution to which the provisions of Section 8(J) above apply), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; (ii) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or (iii) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (a) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (b) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 10 days prior to the date specified in such notice on which any such action is to be taken.

IN WITNESS WHEREOF, IntelliCell Biosciences, Inc. has caused this Warrant to be executed in its name by the signature of its Chief Executive Officer, as of the ___ day of ___________.

INTELLICELL BIOSCIENCES, INC.

By:	/s/
Name: Steven A. Victor
Title: Chief Executive Officer

PURCHASE FORM

To: IntelliCell Biosciences, Inc.

The undersigned hereby irrevocably elects to exercise  Warrants to purchase shares of Common Stock, and hereby makes payment of $________ in payment of the actual exercise price thereof. The undersigned understands and agrees that the exercise of the Warrants is conditioned, among other things, upon the undersigned’s compliance with its obligations under Section 9 of the Warrant Certificate. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Name (please print) ____________________________

Address ____________________________________

Signature____________________________________

Name for Registration (if different from name above)
Dated:

ASSIGNMENT FORM

FOR VALUE RECEIVED,_________________ hereby sells, assigns and transfers unto

(Please typewrite or print name in block letters)

(Address)

_____________________ of the Warrants represented by this Warrant Certificate, and does hereby irrevocably constitute and appoint  its attorney to transfer the same on the books of the Company with full power of substitution in the premises.

Dated: _______________________

Signature: ____________________